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                                                                      EXHIBIT 99

P                             GELMAN SCIENCES INC.
R                       SPECIAL MEETING OF STOCKHOLDERS
O                             ____________, 1997
X               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Y
           The undersigned hereby appoints Charles Gelman and Kim A. Davis, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated hereon, all of the shares of common stock of Gelman Sciences Inc. ("Gelman") which the undersigned is entitled to vote at a Special Meeting of Stockholders of Gelman to be held on _________, 1997, and at any adjournment or postponement thereof.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER BY AND AMONG PALL CORPORATION, PALL ACQUISITION CORPORATION AND GELMAN, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS AND INCLUDED THEREIN AS EXHIBIT A.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                            (change of address)
                        ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________
                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

                                                 SEE REVERSE
                                                    SIDE
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[X]  PLEASE MARK YOUR
     VOTES AS IN THIS EXAMPLE.


                                           FOR  AGAINST   ABSTAIN
1. PROPOSAL TO                             [ ]    [ ]       [ ]
   APPROVE AND ADOPT
   THE AGREEMENT AND
   PLAN OF REORGANIZATION AND MERGER
   MADE ON OCTOBER
   27, 1996, BY AND AMONG
   PALL CORPORATION, PALL
   ACQUISITION CORPORATION AND
   GELMAN, AND THE TRANSACTIONS
   CONTEMPLATED THEREBY.

2. In their discretion, the
   Proxies are authorized to vote
   upon such other business as
   may properly come before the
   meeting or any adjournment or
   postponement thereof.

   Change of Address.                 [ ]

   I plan to attend the meeting.      [ ]

   The undersigned hereby revokes all
   proxies heretofore given by the
   undersigned to vote at the Special
   Meeting or any adjournment or
   postponement thereof.

   Please sign exactly as your name
   appears below. When shares are held
   by joint tenants, both should sign.
   When signing as attorney, executor,
   administrator, trustee or guardian,
   please give full title as such. If
   a corporation, please sign in full
   corporate name by President or other
   authorized officer. If a
   partnership, please sign in
   partnership name by authorized
   person.

SIGNATURE(S) _______________ DATE _____________________

SIGNATURE(S) _______________ DATE _____________________
   Please mark, sign, date and return this Proxy Card promptly, using the envelope provided.